Exhibit 99.3
INTRODUCTION TO UNAUDITED PROFORMA
CONDENSED FINANCIAL STATEMENTS
On August 19,2005, Boulevard Acquisition Corporation (“BAC”) acquired all of the assets and assumed the liabilities of Global Food Technologies, Inc (“GFT”), a privately held company, for consideration of 68,800,878 shares of its common stock. After the transaction the surviving company’s name will be Global Food Technologies, Inc.
The transaction has been accounted for as a reverse merger (recapitalization) with GFT being the accounting acquirer. The net assets of GFT have been carried forward at their historical amounts and the results of operations are combined at their historical amounts. The stockholders’ equity capitalization has been restated to reflect the legal capitalization of the surviving company.
The unaudited pro forma condensed statements of operations for the six months ended June 30, 2005 and the year ended December 31, 2004 have been presented as if the transaction occurred on January 1, 2004.
The unaudited pro forma condensed statements are presented for informational purposes only and do not necessarily represent the actual results that would have been achieved had the companies combined on January 1, 2004, nor may they be indicative of future operations. These unaudited pro forma condensed financial statements should be read in conjunction with the companies respective historical financial statements and notes included thereto.

GLOBAL FOOD TECHNOLOGIES. INC
(A DEVELOPMENT STAGE COMPANY)
UNAUDITED PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET
JUNE 30, 2005

	Boulevard
	Acquisition	Global Food	Pro Forma
	Corporation	Technologies Inc	Adjustments		Pro Forma

ASSETS
Current Assets
Cash	$100	$3,513,638	$—		$3,513,638
Prepaid expenses		180,630			180,630

Total current assets	100	3,694,268	—		3,694,268

Fixed assets — net	—	241,745			241,745

BEST System	—	3,157,111			3,157,111

Other asset	—	9,000			9,000

TOTAL ASSETS	$100	$7,102,124	$—		$7,102,124

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities	$—	$119,702	$—		$119,702

Redeemable preferred stock	—	2,984,126	—		2,984,126

TOTAL LIABILITIES	—	3,103,828	—		3,103,828

Stockholders’ Equity

Common stock	100	61	6,905	(A)	7,066

			(6,905	) (A)
Additional paid in capital	535	17,948,238	2,340,000	(B)	20,281,954

Accumulated deficit	(535)	(13,950,003)	(2,340,000	) (B)	(16,290,624)

Total Stockholders’ Equity	100	3,998,296	—		3,998,396

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$100	$7,102,124	$—		$7,102,224

GLOBAL FOOD TECHNOLOGIES. INC
(A DEVELOPMENT STAGE COMPANY)
UNAUDITED PROFORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2005

	Boulevard
	Acquisition	Global Food	Pro Forma
	Corporation	Technologies Inc	Adjustments		Pro Forma

Revenues	$—	$—	$—		$—

Expenses
Marketing		370,871			370,871
General and administrative		837,180			837,180
Research and development		1,256,755			1,256,755
Depreciation		51,806			51,806
Merger related expense			2,340,000	(B)	2,340,000

Total Expenses	—	2,516,612	2,340,000		4,856,612

NET LOSS	$—	$2,516,612	$2,340,000		$4,856,612

Net loss per share, basic and diluted	$—	$0.21			$0.39

Weighted average shares, basic and diluted (C)	166,667	11,997,754	143,333	(B)	12,307,754

GLOBAL FOOD TECHNOLOGIES. INC
(A DEVELOPMENT STAGE COMPANY)
UNAUDITED PROFORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31,2004

	Boulevard
	Acquisition	Global Food	Pro Forma
	Corporation	Technologies Inc	Adjustments		Pro Forma

Revenues	$—	$—	$—		$—

Expenses
Marketing		15,122			15,122
General and administrative		1,336,546			1,336,546
Research and development		1,175,429			1,175,429
Depreciation		99,689			99,689
Merger related expense			2,340,000	(B)	2,340,000

Total Expenses	—	2,626,786	2,340,000		2,626,786

NET LOSS	$—	$2,626,786	$2,340,000		$4,966,786

Net loss per share, basic and diluted	—	$0.13			$0.23

Weighted average shares, basic and diluted (C )	333,333	20,659,381	286,667	(B)	21,279,381

GLOBAL FOOD TECHNOLOGIES. INC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO UNAUDITED PROFORMA CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2005

A	Reflects the increase in par value of common shares from $.000001 to $.0001

B	Prior to the transaction, BAC retired 233,333 shares outstanding and issued 520,000 shares at par value to Solvis, Inc, as a facilitator of the transaction. These shares are considered as a transaction cost and are recorded as a merger related expense of $2,340,000. The net change of shares is an increase of 287,000, which are considered outstanding from the beginning of the period for purposes of computing earnings per share.

C	In September 2005, our Board of Directors declared a reverse stock split of one share for every three shares outstanding. The share amounts herein have been retro-actively restated to reflect the stock split as if it occurred at the beginning of the period.

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